EXHIBIT 10.151

                              EMPLOYMENT AGREEMENT

     This EMPLOYMENT AGREEMENT ("Agreement") is dated as of the 9th day of June, 1997 by and between POLLUTION RESEARCH AND CONTROL CORP., a California Corporation (the "Corporation"), and MARCIA SMITH ("Employee").

     1. Employment. The Corporation hereby employs the Employee to render services during the term of the Agreement as the Director of Administration of the Corporation. Employee shall report to the Board of Directors. The term of this Agreement and employment hereunder shall commence as of June 9, 1997 and continue through and including August 31, 1999. Employee hereby accepts such employment and agrees to perform in good faith and to the best of her ability all services which may be required of her hereunder, and to be available to render services at all reasonable directions, requests, rules and regulations made by the Corporation in connection with her employment. Employee shall be based in California subject to such reasonable travel as may be required to perform Employee's duties. Employee shall also assume direct supervision of the day-to-day operations of any and all aspects of the administrative activities and affairs of the Corporation and any of its future subsidiaries subject to the control of the Chairman of the Board and Chief Executive Officer of the Corporation.

     2. Confidentiality. Employee will not either during the continuance of her employment hereunder (otherwise than in the performance of her duties) or subsequent to the term of her employment hereunder, without the Corporation's consent in writing first obtained, divulge to any person, firm or corporation, any information concerning the business accounts, customer lists or finances of the Corporation, or any of its future or past affiliated, subsidiary, or parent corporation, or any of their secrets, dealings, transactions, or affairs which have or may come to Employee's knowledge during the course of her employment hereunder. All documents, papers, notes, memoranda, and other written records of any kind made by her during and in connection with her employment hereunder shall remain the property of the Corporation at all times and shall be handed to the Corporation upon the expiration of the term of this Agreement.

     3. Base Compensation. As base compensation ("Base Compensation") for the service; to be rendered by Employee and all rights granted by Employee to the Corporation herein, and upon the condition that Employee fully and faithfully renders her service in accordance with the terms and conditions of this Agreement, the Corporation agrees to pay Employee a Base Compensation at the rate of $72,300 per year commencing as of the date hereof and through August 31, 1999. Base Compensation shall be payable in accordance with the normal payroll practices of the Corporation and may be increased annually at the discretion of the Board of Directors.

     3.1 Withholdings. The Corporation shall deduct and withhold from Base Compensation payable to Employee hereunder any and all amounts required to be deducted or withheld by the Corporation under the provisions or any statute, regulation, ordinance, or order and any and all amendments hereinafter enacted requiring the withholding or deducting from compensation payable to employees.

     4. Expense Reimbursement and Automobile. In addition to the compensation provided in Paragraph 3 hereof, Employee shall be reimbursed for all reasonable first class expenses including but not limited to traveling, hotel, entertainment expenses incurred by her in the discharge of her duties hereunder, and she will supply the Corporation with vouchers and details of such expenses upon its request therefor.

     5. Death of Employee. In the event of the Employee's death during the term of this Agreement, this Agreement shall terminate; provided, however, that in such event in addition to any other payments due Employee pursuant to Paragraph 7 hereof, the Corporation shall thereafter to the last day of the month in which her death occurs and the six months following the date of her death continue to make payments to Employee pursuant to Paragraph 3.

     6. Disability of Employee.

                  6.1. In the event that Employee becomes disabled during the term hereof to such extent as to preclude her from substantially performing the services required of her hereunder, she shall be entitled to continue to receive Base Compensation during the period of such disability, but not to exceed six
(6) months. In the event Employee continues to be disabled beyond said six (6) months period, Employee shall cease to be entitled to receive Base Compensation until such period of disability terminates.

                  6.2. During the period Employee is receiving payments pursuant to Paragraph 6.1 hereof, Employee shall render such executive and/or consulting services to the Corporation as Employee shall be capable of rendering.

     7. Fringe Benefits. The Corporation shall make available to Employee throughout the term of this Agreement the benefits of any health plan, life insurance plan, group medical insurance plan and disability income insurance policies (the benefits from which shall be credited against the obligations of the Corporation pursuant to paragraph 6 above) which the Corporation may adopt.

     8. Termination.

          8.1. Termination for Cause. The Corporation may without notice terminate this Agreement and all of the Corporation's obligations hereunder for "cause". "Cause" shall be defined herein to include, but not be limited to, conviction of a felony (which, through the lapse of time or otherwise is not subject to appeal) or material refusal, failure or neglect without proper cause to perform her obligations under this Agreement or the material breach by Employee of any of her fiduciary obligations as a director of the Corporation. Such fiduciary obligations shall include, without limitation, the fiduciary obligations of an director of a California corporation. In the event of Employee's termination for cause, the Corporation shall be required to make payments to Employee for all amounts due her pursuant to Paragraphs 3 and 4 hereunder to the extent that such amounts have accrued but have not been paid.

          8.2. Termination by the Corporation Without Cause. The Corporation may not terminate Employee's services hereunder without cause (as that term is defined in Paragraph 8.1 hereof).

          8.3. Material Breach of the Agreement by the Corporation. In the event the Corporation is in material breach of this Agreement, including but not limited to (i) the Board of Directors' failure to elect of designate Employee as Chief Financial Officer of the Corporation or removal of Employee from such office; or (ii) the termination for any reason or demotion for any reason of Employee within eighteen (18) months after a "change of control" of the Corporation, as such term is hereinafter defined; and provided that the Corporation has not cured the foregoing breaches of this Agreement within thirty
(30) days after the occurrence of such event, then Employee shall have the right, upon written notice delivered to the Secretary of the Corporation, to terminate this Agreement and seek to enforce any rights she may have under law, and Employee shall be entitled to "Liquidated Damages," as such term is hereinafter defined, which amount shall be paid to Employee in a lump sum within thirty (30) days of termination. The term "change in control" means (a) the Company shall cease to be a publicly owned corporation having at least 300 shareholders, (b) any person or group of persons becomes the beneficial owner, directly or indirectly, of securities of the Corporation (including securities convertible into or exercisable for securities of the Corporation) ordinarily having the right to vote in the election of directors which together represent, after giving effect to conversion or exercise, in excess of 20% of the combined voting power of the Corporation's outstanding securities ordinarily having the right to vote in the election of directors, (c) for any reason a majority of the persons who are directors of the Corporation of the date of a change of control cease to be directors of the Corporation, (d) the Corporation shall merge or consolidate with any other person or entity other than a subsidiary and, upon the consummation of such transaction, holders of the Corporation's common stock immediately prior to such transaction own less than fifty percent (50%) of the equity securities of the surviving or consolidated entity, (e) any sale or liquidation, divestiture of all or a substantial portion of the stock or assets of the Corporation or the downsizing of the Corporation by reducing the number of employees of the Corporation by more than 20% during any consecutive six month period, or (f) the dissolution and winding up of the Corporation. The term "Liquidated Damages" means 2.99 times Employee's then current annual base compensation.

     9.  Services  Unique.  It is agreed  that the  services  to be  rendered by
Employee hereunder ar of a special, unique, unusual, extraordinary and intellectual character which gives them a peculiar value, the loss which cannot be reasonably or adequately compensated in damages in an action at law, and that a breach by Employee of any of the provisions contained herein will cause the Corporation irreparable injury and damage. Employee expressly agrees that the Corporation shall be entitled to injunctive or other equitable relief to prevent a breach of this Agreement. Resort to any such equitable relief shall not be construed as a waiver of any of the rights or remedies which the Corporation may have against Employee for damages or otherwise.

     10. Key Person Life Insurance. During the term of this Agreement, the Corporation shall maintain insurance on Employee's life in such amounts and in such form as the Corporation may at its discretion determine. Employee shall not have any interest in such insurance but shall, if the Corporation requests, submit to such medical examinations, supply such information and execute such documents as may be required in connection with or so as to enable the Corporation to effect such insurance.

     11. Vacation. Employee shall have the right during each year of the term of this Agreement to take an aggregate of three (3) weeks of vacation with pay.

     12. Notices. Any and all notices, demands or other communications required or desired to be given hereunder by any party shall be in writing and shall be validly given or made to the other party if served either personally or if deposited in the United States mail, certified or registered, postage prepaid, return receipt requested. If such notice, demand or other communication be served personally, service shall be conclusively deemed made at the time of such personal service. If such notice, demand or other communication be given by mail, such shall be conclusively deemed given forty-eight (48) hours after the deposit thereof in the United States mail addressed to the party to whom such notice, demand or other communication is to be given as hereinafter set forth:

              To the Corporation:                506 Paula Ave.
                                                 Glendale, CA 91201

              To Employee:                       27660 Nugget Drive
                                                 Unit #2
                                                 Canyon Country, Ca 91351

Any party hereto may change its address for the purpose of receiving notices, demands and other communications as herein provided by a written notice given in the manner aforesaid to the other party or parties hereto.

     13. Applicable Law and Severability. This document shall, in all respects, be governed by the laws of the State of California applicable to agreements executed and to be wholly performed within the State of California. Nothing contained herein shall be construed so as to require the commission of any act contrary to law, and wherever there is a conflict between any provision contained herein and any present or future statute, law, ordinance or regulation contrary to which the parties have no legal right to contract, the latter shall prevail but the provision of this document which is affected shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law.

     14. Modification or Amendments. No amendment, change or modification of this document shall be valid unless in writing and signed by all of the parties hereto.

     15. Successors and Assigns. All of the terms and provisions contained herein shall inure to the benefit of and shall be binding upon the parties hereto, and to the successors and assigns of the Corporation.

     16. Arbitration. Any controversy between the Corporation and Employee involving the construction or application of any of the terms, provisions or conditions of this Agreement, shall on the written request of either party served on the other be submitted to arbitration, and such arbitration shall comply with and be governed by the provisions of the California Arbitration Act, Sections 1280 through 1294.2 of the California Code of Civil Procedure. The Corporation and Employee shall each appoint one person to hear and determine the dispute and, if they are unable to agree, then the two persons so chosen shall select a third impartial arbitrator whose decision shall be final and conclusive upon both parties. The cost of the arbitration, including reasonable attorney's fees, shall be borne in relation to the merits of the parties' respective positions.

     17. Entire Agreement. This document constitutes the entire understanding and agreement of the parties with respect to the subject matter of this Agreement, and any and all prior agreements, understandings or representations are hereby terminated and canceled in their entirety and are of no further force or effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                                          POLLUTION RESEARCH AND CONTROL CORP.,
                                          a California corporation


/s/ Marcia Smith                          /s/ Albert E. Gosselin
---------------------                     --------------------------------------
MARCIA SMITH                              ALBERT E. GOSSELIN, JR.
"Employee"                                President
                                          "Corporation"